CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Post-Effective Amendment No. 79 to the Registration Statement of Franklin Custodian Funds, Inc. on Form N-1A (File No. 2-11346) of our reports dated October 28, 1997 and October 30, 1998 on our audits of the financial statements and financial highlights of Franklin Custodian Funds, Inc., which reports were included in the Annual Reports to Shareholders for the years ended September 30, 1997 and September 30, 1998, respectively, which are incorporated by reference in the Registration Statement.



                                       /s/ PricewaterhouseCoopers LLP
                                       PricewaterhouseCoopers LLP


San Francisco, California
December 18, 1998